Exhibit 99.1

DOLLAR TREE ANNOUNCES UPDATE ON CHIEF FINANCIAL OFFICER

•Dollar Tree announces that Stewart Glendinning will become the Company’s next Chief Financial Officer, effective March 30, 2025
•Company announces date for fourth quarter earnings conference call

CHESAPEAKE, Va. – March 5, 2025 – Dollar Tree, Inc. (NASDAQ: DLTR) today announced that Stewart Glendinning will become the Company’s next Chief Financial Officer (CFO), effective March 30, 2025.

Mr. Glendinning joined Dollar Tree earlier this year in a senior role focused on enterprise-wide transformation initiatives, including key areas within the Company’s finance organization and the review of strategic alternatives for the Family Dollar business.

Mr. Glendinning will succeed Jeff Davis, who previously announced plans to step down. Mr. Davis will remain with the Company for a short period to support a smooth transition.

“We are pleased to announce that Stewart will become our next CFO,” said Mike Creedon, Chief Executive Officer, Dollar Tree, Inc. “Stewart is a proven leader with a strong track record of driving financial excellence. In his short time with us, he’s contributed significantly to the review of strategic alternatives for our Family Dollar business, where we continue to make good progress. I look forward to working closely with Stewart as we seek to accelerate growth at Dollar Tree in 2025.”

Prior to joining Dollar Tree, Mr. Glendinning served as CEO of Express, Inc. He previously held global CFO roles at Tyson Foods and Molson Coors Brewing Company, and he also served as President and CEO of a number of operating segments at both of those Fortune 500 companies. He holds a Bachelor of Business Administration from the College of William and Mary and a Juris Doctor degree from the University of Miami Law School. He is also a board member for The North West Company.

“I’m honored to step into the CFO role at Dollar Tree at such a pivotal time,” said Stewart Glendinning. “What attracted me to Dollar Tree is its amazing culture, the passion of its people, and a very meaningful opportunity to drive a huge amount of value for the business. I look forward to working with the leadership team and our talented finance organization to drive continued growth and financial strength.”

Mr. Glendinning will join Mr. Creedon and Mr. Davis when the Company reports financial results for the fourth quarter 2024 (period ended February 1, 2025), before the stock market opens on Wednesday, March 26, 2025. This will be followed by a conference call for investors and analysts at 8 a.m. ET.

WHEN:	Wednesday, March 26, 2025 8 a.m. ET
DIAL IN:	Please dial (877) 407-3943 or (201) 689-8855 at least 10 minutes prior to the scheduled start time.
WEBCAST:	Available on the investor relations section of the Company's website at https://corporate.dollartree.com/investors/news-events/ir-calendar.
REPLAY:
A recorded version of the call will be accessible approximately three hours after the completion of the call by dialing (877) 660-6853 or (201) 612-7415 and entering the passcode 13751721. The replay will be available for seven days after the call.

CONTACT:	Dollar Tree, Inc. Robert A. LaFleur Senior Vice President, Investor Relations (757) 991-5645 DLTR-E
About Dollar Tree, Inc.
Dollar Tree, a Fortune 200 Company, operated 16,590 stores across 48 states and five Canadian provinces as of November 2, 2024. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our plans and expectations regarding our leadership team and our business, including the Company’s performance and prospects for growth; and our other plans, objectives, expectations (financial and otherwise) and intentions. All such statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 20, 2024, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

Investors:	Media:
Robert A. LaFleur	Kate Kirkpatrick
SVP, Investor Relations	VP, Communications
investorinfo@dollartree.com	mediainquiries@dollartree.com